
<ARTICLE> UT
<LEGEND>
This schedule contains summary financial information extracted from Southwest
Gas Corporation's Form 10-K for the year ended December 31, 1995, and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1995             DEC-31-1994
<PERIOD-END>                               DEC-31-1995             DEC-31-1994
<BOOK-VALUE>                                  PER-BOOK                PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                    1,137,750               1,035,916
<OTHER-PROPERTY-AND-INVEST>                     35,128                  34,195
<TOTAL-CURRENT-ASSETS>                         317,222                 339,177
<TOTAL-DEFERRED-CHARGES>                        42,427                  44,294
<OTHER-ASSETS>                                       0                       0
<TOTAL-ASSETS>                               1,532,527               1,453,582
<COMMON>                                        26,097                  22,912
<CAPITAL-SURPLUS-PAID-IN>                      312,631                 273,217
<RETAINED-EARNINGS>                             17,322                  52,427
<TOTAL-COMMON-STOCKHOLDERS-EQ>                 356,050                 348,556
<PREFERRED-MANDATORY>                                0                   3,200
<PREFERRED>                                          0                       0
<LONG-TERM-DEBT-NET>                           607,945                 678,263
<SHORT-TERM-NOTES>                              37,000                  92,000
<LONG-TERM-NOTES-PAYABLE>                            0                       0
<COMMERCIAL-PAPER-OBLIGATIONS>                       0                       0
<LONG-TERM-DEBT-CURRENT-PORT>                  120,000                   5,000
<PREFERRED-STOCK-CURRENT>                            0                     800
<CAPITAL-LEASE-OBLIGATIONS>                          0                       0
<LEASES-CURRENT>                                     0                       0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                 411,532<F1>             325,763<F2>
<TOT-CAPITALIZATION-AND-LIAB>                1,532,527               1,453,582
<GROSS-OPERATING-REVENUE>                      563,502                 599,553
<INCOME-TAX-EXPENSE>                               839                  14,595
<OTHER-OPERATING-EXPENSES>                     505,090                 510,863
<TOTAL-OPERATING-EXPENSES>                     505,090                 510,863
<OPERATING-INCOME-LOSS>                         58,412                  88,690
<OTHER-INCOME-NET>                              (1,565)<F3>             (1,110)
<INCOME-BEFORE-INTEREST-EXPEN>                  56,847                  87,580
<TOTAL-INTEREST-EXPENSE>                        53,354                  49,461
<NET-INCOME>                                   (14,882)<F4>             26,301<F5>
<PREFERRED-STOCK-DIVIDENDS>                        307                     510
<EARNINGS-AVAILABLE-FOR-COMM>                  (15,189)                 25,791
<COMMON-STOCK-DIVIDENDS>                        19,826                  17,125
<TOTAL-INTEREST-ON-BONDS>                       53,354<F6>              49,461<F6>
<CASH-FLOW-OPERATIONS>                          97,754                  84,074
<EPS-PRIMARY>                                    (0.66)<F7>               1.22<F8>
<EPS-DILUTED>                                    (0.66)                   1.22

<F1>Includes: trust originated preferred securities of $60,000; current liabilities, net of current long-term debt maturities and short-term debt, of $173,211; and deferred income taxes and other deferred credits of $178,321.
<F2>Includes: current liabilities, net of current long-term debt maturities and short-term debt, of $157,563; and deferred income taxes and other deferred credits of $168,200.
<F3>Includes distributions related to trust originated preferred securities of
$913.
<F4>Includes income from continuing operations of $2,654 and a loss from discontinued operations of $17,536. This loss is comprised of a loss from discontinued operations of $4,513, net of taxes, and a loss from disposal of discontinued segment of $13,023, including tax expense.
<F5>Includes income from continuing operations of $23,524 and income from discontinued operations of $2,777.
<F6>Represents interest costs for short and long-term debt net of the cost to finance utility construction (AFUDC).
<F7>Earnings per share attributed to continuing operations was $0.10, and EPS attributed to discontinued operations was $(0.76).
<F8>Earnings per share attributed to continuing operations was $1.09, and EPS attributed to discontinued operations was $0.13.

